UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 9, 2026, Splash Beverage Group, Inc. (the “Company”) appointed Brady Cobb as the Company’s Interim Chief Executive Officer, effective immediately. By virtue of this appointment, Mr. Cobb became the principal executive officer of the Company. Mr. Cobb has been a director of the Company since February 2, 2026.

Mr. Cobb is a seasoned executive in both public and private companies, entrepreneur, attorney/lobbyist, and strategist with deep experience in emerging cannabinoid regulated markets, legal and regulatory matters, brand curation and expansion, and capital markets. He has founded, operated, and/or advised multiple high-growth platforms across cannabis, wellness, and consumer packaged goods, and brings a unique combination of operational, regulatory, governmental and transactional expertise to the Company. Mr. Cobb is admitted to practice law in the State of Florida and has experience as both a lawyer and lobbyist.

There are no arrangements or understandings between Mr. Cobb and any other person pursuant to which he was selected as an executive officer of the Company. Mr. Cobb has no family relationships with any director or executive officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(b)

On May 12, 2026, William Meissner notified the Company of his resignation as President and all other offices of and employment with the Company, which resignation will become effective on June 1, 2026.

On May 12, 2026, the Company entered into a consulting agreement with Mr. Meissner pursuant to which, beginning on June 1, 2026, Mr. Meissner will provide consulting services to the Company for an initial term of six months for a consulting fee of $5,000 per month. The Company also agreed to grant Mr. Meissner a stock option to purchase 250,000 shares of the Company’s common stock under the Company’s 2025 Equity Incentive Plan, which is subject to future vesting requirements. The first vesting t: (1) 125,000 options vest immediately, and (2) 125,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if Mr. Meissner is terminated for cause, he will not be entitled to any unearned or unvested compensation.

Item 7.01 Regulation FD Disclosure

On May 14, 2026, the Company issued a press release announcing Mr. Cobb’s appointment and Mr. Meissner’s resignation. A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Exhibit Description
99.1	Press Release dated May 14, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Brady Cobb
Brady Cobb, Chief Executive Officer

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